TREC, Inc.

Engineers & Environmental Management Consultants

951 Werner Court
Suite 395
Casper, Wyoming 82601
Phone (307) 265-0696
Fax (307) 265-2498

February 25, 2010

British Columbia Securities Commission
Alberta Securities Commission
Saskatchewan Securities Commission
The Manitoba Securities Commission
Ontario Securities Commission
New Brunswick Securities Commission
Nova Scotia Securities Commission
Prince Edward Island – Department of Provincial Affairs and Attorney General Securities Division, Department of Justice, Government of Newfoundland and Labrador

Dear Sirs/Mesdames:

CONSENT OF EXPERT

Re: Uranerz Energy Corporation (the "Company") – Filing of Amended and Restated Technical Report dated February 25, 2010

I, Douglass Graves, B.Sc. (Civil Engineering), Professional Engineer, am the author of the amended and restated technical report (the "Technical Report") dated February 25, 2010, entitled: "Technical Report – South Doughstick Property- Campbell and Johnson Counties, Wyoming, U.S.A." prepared by TREC, Inc. for Uranerz Energy Corporation, in accordance with National Instrument 43-101 – *Standards of Disclosure for Mineral Projects*.

I consent to the public filing of the Technical Report.

Professional Engineer (Civil) DOUGLASS M. GRAVES 4845 WYOMING Date 2/25/2010

Douglass Graves
President, TREC, Inc.